EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated November 29, 2001 pertaining to the Nonqualified Deferred Compensation Plan of Clear Channel Communications, Inc. of our reports dated February 23, 2001, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP


San Antonio, Texas
November 28, 2001